EXHIBIT 10.5

First Amendment to
Employee Benefits Separation Agreement

            This First Amendment to Employee Benefits Separation Agreement (this “Amendment”), dated as of March 27, 2003, is by and among Continental Airlines, Inc., a Delaware corporation (“Continental”), ExpressJet Holdings, Inc., a Delaware corporation (“ExpressJet Holdings”), XJT Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of ExpressJet Holdings (“XJT Holdings”), and ExpressJet Airlines, Inc., a Delaware corporation and a wholly owned subsidiary of XJT Holdings (“ExpressJet Airlines”).

            WHEREAS, Continental, ExpressJet Holdings, XJT Holdings and ExpressJet Airlines, are parties to that certain Employee Benefits Separation Agreement dated as of April 17, 2002 (the “Separation Agreement”) and desire to amend the Separation Agreement as more fully set forth herein;

            NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

            Section 1.14 of the Separation Agreement is hereby amended to read in its entirety as follows:

            “Exclusivity Ending Date means the day immediately preceding the earlier of (a) January 1, 2007, and (b) the first date on which Continental is free to utilize regional jet capacity of a carrier other than ExpressJet Airlines in or out of Continental’s hubs.”

            Except as specifically amended hereby, the Separation Agreement shall remain in full force and effect and is ratified in all respects by the parties hereto.

            IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

CONTINENTAL AIRLINES, INC.	EXPRESSJET HOLDINGS, INC.

/s/ Jeffrey A. Smisek	/s/ James B. Ream
Jeffrey J. Misner Executive Vice President	James B. Ream President and Chief Executive Officer

XJT HOLDINGS, INC.	EXPRESSJET AIRLINES, INC.
/s/ James B. Ream	/s/ James B. Ream
James B. Ream President and Chief Executive Officer	James B. Ream President and Chief Executive Officer